The Bear Stearns Companies Inc. 383 Madison Avenue New York, NY 10179 Tel (212) 272-2000 www.bearstearns.com

Contact:	Elizabeth Ventura	(212) 272-9251
John Quinn	(212) 272-5934

BEAR STEARNS REPORTS 2007 SECOND QUARTER RESULTS

POSTS RECORD QUARTERLY NET REVENUES OF $2.5 BILLION

Global Clearing Services, Asset Management and Private Client Services Divisions All

Report Record Quarterly Net Revenues

NEW YORK – June 14, 2007 – The Bear Stearns Companies Inc. (NYSE:BSC) today reported earnings per share (diluted), after a non-cash charge, of $2.52 for the second quarter ended May 31, 2007, down 32% from $3.72 per share for the second quarter of 2006. Second quarter results include the effect of a $227 million or $0.88 per share (diluted) non-cash charge related to the write-down of intangible assets, representing goodwill and specialist rights of Bear Wagner Specialists. Earnings per share (diluted) excluding this charge would have been $3.40 for the 2007 second quarter. Net income for the second quarter of 2007, after the non-cash charge, was $362 million. Net income excluding the non-cash charge would have been $486 million, down 10% from $539 million for the second quarter of 2006. Net revenues for the 2007 second quarter were a record $2.512 billion, up from the previous record of $2.499 billion reported for the 2006 second quarter. The annualized return on common stockholders’ equity for the second quarter of 2007 was 11.6%, and 16.4% for the trailing 12-month period ended May 31, 2007. Excluding the non-cash charge, annualized return on common stockholders’ equity for the second quarter of 2007 would have been 15.6%, and 17.5% for the trailing 12-month period ended May 31, 2007.

“The diversity of our franchise is clearly demonstrated in the record net revenues generated this quarter,” said James E. Cayne, chairman and chief executive officer of The Bear Stearns Companies Inc. “The Global Clearing Services and Wealth Management segments reported record performance while results were also very strong from debt and equity underwriting, equity derivatives and leveraged finance. Internationally, we continue to grow aggressively, hiring talented people, broadening our product platform and reaching new clients in multiple geographies.”

A brief discussion of the firm’s business segments follows:

CAPITAL MARKETS

Capital Markets net revenues for the second quarter of 2007 were $1.9 billion, down 10% from a record high of $2.1 billion for the quarter ended May 31, 2006.

•

Institutional Equities net revenues were $543 million, a slight decline from $560 million for the second quarter of 2006. Record revenues in equity derivatives and risk arbitrage, as well as continued strong results from international sales and trading, drove second quarter 2007 performance. The 2006 second quarter included gains recognized from the initial public offering of NYSE Group, without these gains net revenues for the 2007 quarter would have increased significantly as compared with the prior year period.

•

Fixed Income net revenues were $962 million for the 2007 second quarter, down 21% from record revenues of $1.2 billion recorded in the second quarter of 2006. Credit trading results were strong and record net revenues were reported in leveraged finance. The credit business produced strong results led by credit derivatives and leveraged finance. Mortgage-related revenues reflected both industry-wide declines in residential mortgage origination and securitization volumes and challenging market conditions in the sub-prime and Alt-A mortgage sectors.

•

Investment Banking net revenues were $357 million, up 28% from the $278 million in the 2006 second quarter. Underwriting net revenues increased, driven by active corporate and financial sponsor clients. Merger and acquisition advisory fees were strong, reflecting continued robust market conditions and the completion of a number of marquee transactions.

GLOBAL CLEARING SERVICES

Global Clearing Services net revenues were a record setting $317 million for the second quarter of 2007, up 10% from $287 million in the year-ago quarter. Net interest revenues reached an all time high, primarily due to increased average customer margin balances and customer short balances. Average customer margin debt balances for the quarter ended May 31, 2007 reached a record average of $95.4 billion, up 40% from an average of $68.4 billion in the quarter ended May 31, 2006. Customer short balances averaged $101.9 billion during the second quarter of 2007, up 27% from an average of $80.2 billion in the second quarter of 2006.

WEALTH MANAGEMENT

Wealth Management net revenues for the quarter ended May 31, 2007 reached a record $341 million, up 123% from $153 million in the second quarter of 2006.

•

Private Client Services net revenues were a record $157 million, an increase of 21% from $130 million in the 2006 second quarter. The strong results were driven by higher management and performance fees from an increase in fee-based assets and favorable market conditions.

•

Asset Management net revenues were also a record for the second quarter of 2007 and reached $184 million. These results show a significant increase from the $23 million posted in the 2006 second quarter. The increase was due to higher management and performance fees and favorable investment performance. Assets under management rose 25% to $60 billion on May 31, 2007, up from $48 billion on May 31, 2006.

EXPENSES

•

Compensation as a percentage of net revenues was 49.0% in the second quarter of 2007 as compared with 48.8% for the second quarter of 2006. For the first six months of fiscal 2007 compensation to net revenues was 48.8%, compared with 48.4% for the six months ended May 31, 2006.

•

Non-compensation expenses were $727 million for the quarter ended May 31, 2007, up 63% from $445 million in the 2006 second quarter. The increase in non-compensation related expenses was largely due to the $227 million non-cash charge related to the write-down of intangible assets, representing goodwill and specialist rights, of Bear Wagner Specialists. Excluding this non-cash charge, non-compensation expenses would have been $509 million, up 14% from $445 million in the May 2006 quarter. Increased transactional costs related to higher business volumes as well as occupancy, communications and technology costs associated with rise in employee headcount were the primary drivers of the increase in expenses.

•

The increase in the income tax rate from the first quarter of 2007 was largely due to a charge of approximately $20 million as a result of a remeasurement of deferred tax assets due to an enacted reduction in state and local taxes in future years.

The pre-tax profit margin for the quarter ended May 31, 2007 was 22.0% as compared with 33.4% for the quarter ended May 31, 2006. Excluding the write-down for impairment, the pre-tax profit margin would have been 30.7%.

As of May 31, 2007, total capital, including stockholders’ equity and long-term borrowings, was approximately $75.1 billion. Book value as of May 31, 2007 was $92.50 per share, based on 144.7 million shares outstanding.

Founded in 1923, The Bear Stearns Companies Inc. (NYSE: BSC) is a leading financial services firm serving governments, corporations, institutions and individuals worldwide. The Company’s core business lines include institutional equities, fixed income, investment banking, global clearing services, asset management, and private client services. Headquartered in New York City, the company has approximately 15,000 employees worldwide. For additional information about Bear Stearns, please visit the firm’s web site at www.bearstearns.com.

***

Financial Tables Attached

Certain statements contained in this discussion are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ materially from those discussed in the forward-looking statements. For a discussion of the risks and uncertainties that may affect the company’s future results, please see “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Management” in the company’s 2006 Annual Report to Stockholders and similar sections of the company’s quarterly reports on Form 10-Q which have been filed with the Securities and Exchange Commission.

A conference call to discuss the company’s results will be held on Thursday, June 14, 2007, at 10 a.m., ET. The call will be open to the public. Those wishing to listen to the conference call should dial 1-800-374-2412 (or 1-706-634-7253 for international callers) at least 10 minutes prior to the commencement of the call to ensure connection. The conference call will also be accessible through our web site at http://www.bearstearns.com. For those unable to listen to the live broadcast of the call, a replay will be available on our web site or by dialing 1-800-642-1687 (or 1-706-645-9291 for international callers) at approximately 1 p.m. ET. The pass code for the replay is 2655921. The replay will be available until midnight on Friday, June 29, 2007. If you have any questions on how to obtain access to the conference call, please contact Anthea Zeimann by telephone at 1-212-272-4417 or via e-mail at azeimann@bear.com.

THE BEAR STEARNS COMPANIES INC. SEGMENT DATA
(UNAUDITED)

	Three Months Ended			% Change From		Six Months Ended		% Change
	May 31,	May 31,	February 28,	May 31,	February 28,	May 31,	May 31,
	2007	2006	2007	2006	2007	2007	2006
	(In thousands)					(In thousands)
NET REVENUES

Capital Markets
Institutional Equities	$542,685	$560,496	$512,653	(3.2%)	5.9%	$1,055,338	$1,060,389	(0.5%)
Fixed Income	962,287	1,222,537	1,149,352	(21.3%)	(16.3%)	2,111,639	2,129,675	(0.8%)
Investment Banking	356,861	278,259	303,109	28.2%	17.7%	659,970	573,809	15.0%
Total Capital Markets	1,861,833	2,061,292	1,965,114	(9.7%)	(5.3%)	3,826,947	3,763,873	1.7%

Global Clearing Services	316,785	287,171	275,558	10.3%	15.0%	592,343	550,596	7.6%

Wealth Management
Private Client Services(1)	157,266	130,059	136,153	20.9%	15.5%	293,419	259,670	13.0%
Asset Management	184,114	22,999	119,159	700.5%	54.5%	303,273	118,075	156.8%
Total Wealth Management	341,380	153,058	255,312	123.0%	33.7%	596,692	377,745	58.0%

Other(2)	(8,022)	(2,079)	(14,212)	(285.9%)	43.6%	(22,234)	(7,569)	(193.8%)

Total net revenues	$2,511,976	$2,499,442	$2,481,772	0.5%	1.2%	$4,993,748	$4,684,645	6.6%

PRE-TAX INCOME

Capital Markets	$376,927	$759,391	$736,311	(50.4%)	(48.8%)	$1,113,238	$1,411,718	(21.1%)
Global Clearing Services	154,751	136,411	112,800	13.4%	37.2%	267,551	261,270	2.4%
Wealth Management	56,465	(11,801)	43,753	nm	29.1%	100,218	19,985	401.5%
Other(3)	(34,486)	(49,802)	(57,658)	30.8%	40.2%	(92,144)	(106,421)	13.4%

Total pre-tax income	$553,657	$834,199	$835,206	(33.6%)	(33.7%)	$1,388,863	$1,586,552	(12.5%)

(1) Private Client Services Detail:
Gross Revenues, before transfer to
Capital Markets Segment	$185,082	$154,184	$165,589			$350,671	$308,079
Revenue transferred to
Capital Markets Segment	(27,816)	(24,125)	(29,436)			(57,252)	(48,409)
Private Client Services net revenues	$157,266	$130,059	$136,153			$293,419	$259,670

(2) Includes consolidation and elimination entries.
(3) Includes certain legal costs and costs related to the Capital Accumulation Plan for Senior Managing Directors ("CAP Plan").
nm - not meaningful

Note: Certain prior period items have been reclassified to conform to the current period's presentation.

THE BEAR STEARNS COMPANIES INC.
CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)

	Three Months Ended			% Change From
	May 31,	May 31,	February 28,	May 31,	February 28,
	2007	2006	2007	2006	2007
	(In thousands, except share and per share data)

REVENUES
Commissions	$305,654	$305,251	$280,645	0.1%	8.9%
Principal transactions	1,222,964	1,492,478	1,342,377	(18.1%)	(8.9%)
Investment banking	404,271	318,150	350,179	27.1%	15.4%
Interest and dividends	2,806,103	2,110,876	2,657,193	32.9%	5.6%
Asset management and other income	236,810	76,994	167,345	207.6%	41.5%
Total revenues	4,975,802	4,303,749	4,797,739	15.6%	3.7%
Interest expense	2,463,826	1,804,307	2,315,967	36.6%	6.4%
Revenues, net of interest expense	2,511,976	2,499,442	2,481,772	0.5%	1.2%

NON-INTEREST EXPENSES
Employee compensation and benefits	1,231,403	1,220,216	1,204,094	0.9%	2.3%
Floor brokerage, exchange and clearance fees	63,907	58,621	56,085	9.0%	13.9%
Communications and technology	142,850	118,169	127,908	20.9%	11.7%
Occupancy	63,870	45,422	56,745	40.6%	12.6%
Advertising and market development	48,756	35,093	37,073	38.9%	31.5%
Professional fees	89,297	65,468	71,866	36.4%	24.3%
Impairment of goodwill and specialist rights	227,457	-	-	nm	nm
Other expenses	90,779	122,254	92,795	(25.7%)	(2.2%)
Total non-interest expenses	1,958,319	1,665,243	1,646,566	17.6%	18.9%

Income before provision for income taxes	553,657	834,199	835,206	(33.6%)	(33.7%)
Provision for income taxes	191,933	294,866	281,465	(34.9%)	(31.8%)

Net income	$361,724	$539,333	$553,741	(32.9%)	(34.7%)
Preferred stock dividends	5,257	5,376	5,257	(2.2%)	0.0%

Net income applicable to common shares	$356,467	$533,957	$548,484	(33.2%)	(35.0%)

Adjusted net income used for diluted earnings per share (1)	$374,603	$558,233	$572,189	(32.9%)	(34.5%)

Basic earnings per share	$2.78	$4.12	$4.23	(32.5%)	(34.3%)
Diluted earnings per share	$2.52	$3.72	$3.82	(32.3%)	(34.0%)

Weighted average common shares outstanding:
Basic	131,684,419	132,810,062	133,094,747
Diluted	148,745,798	149,945,896	149,722,654

Cash dividends declared per common share	$0.32	$0.28	$0.32

(1) Represents net income reduced for preferred stock dividends and increased for costs related to the CAP Plan and the redemption of preferred stock.
For earnings per share, the costs related to the CAP Plan (net of tax) are added back as the shares related to the CAP Plan are included in weighted average common shares outstanding.

THE BEAR STEARNS COMPANIES INC.
CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)

	Six Months Ended		% Change
	May 31,	May 31,
	2007	2006
	(In thousands, except share and per share data)

REVENUES
Commissions	$586,299	$591,322	(0.8%)
Principal transactions	2,565,341	2,642,910	(2.9%)
Investment banking	754,450	656,003	15.0%
Interest and dividends	5,463,296	3,834,865	42.5%
Asset management and other income	404,155	217,067	86.2%
Total revenues	9,773,541	7,942,167	23.1%
Interest expense	4,779,793	3,257,522	46.7%
Revenues, net of interest expense	4,993,748	4,684,645	6.6%

NON-INTEREST EXPENSES
Employee compensation and benefits	2,435,497	2,267,066	7.4%
Floor brokerage, exchange and clearance fees	119,992	109,864	9.2%
Communications and technology	270,758	222,203	21.9%
Occupancy	120,615	90,049	33.9%
Advertising and market development	85,829	69,766	23.0%
Professional fees	161,163	119,341	35.0%
Impairment of goodwill and specialist rights	227,457	-	nm
Other expenses	183,574	219,804	(16.5%)
Total non-interest expenses	3,604,885	3,098,093	16.4%

Income before provision for income taxes	1,388,863	1,586,552	(12.5%)
Provision for income taxes	473,398	533,063	(11.2%)

Net income	$915,465	$1,053,489	(13.1%)
Preferred stock dividends	10,514	10,790	(2.6%)

Net income applicable to common shares	$904,951	$1,042,699	(13.2%)

Adjusted net income used for diluted earnings per share (1)	$946,792	$1,087,565	(12.9%)

Basic earnings per share	$7.02	$8.04	(12.7%)
Diluted earnings per share	$6.34	$7.26	(12.7%)

Weighted average common shares outstanding:
Basic	132,383,898	132,778,755
Diluted	149,226,168	149,780,912

Cash dividends declared per common share	$0.64	$0.56

(1) Represents net income reduced for preferred stock dividends and increased for costs related to the CAP Plan and the redemption of preferred stock.
For earnings per share, the costs related to the CAP Plan (net of tax) are added back as the shares related to the CAP Plan are included in weighted average common shares outstanding.

THE BEAR STEARNS COMPANIES INC.
SELECTED FINANCIAL INFORMATION
(UNAUDITED)

	Three Months Ended
	May 31,	February 28,	November 30,	August 31,	May 31,	February 28,
	2007	2007	2006	2006	2006	2006
	(In thousands, except common share data and other data)

Results
Revenues, net of interest expense	$2,511,976	$2,481,772	$2,413,385	$2,129,135	$2,499,442	$2,185,203
Net income	$361,724	$553,741	$562,826	$437,556	$539,333	$514,156
Net income applicable to common shares	$356,467	$548,484	$557,569	$432,240	$533,957	$508,742
Adjusted net income used for diluted earnings per share (1)	$374,603	$572,189	$583,844	$449,118	$558,233	$529,332

Financial Position
Stockholders' equity, at period end	$13,308,105	$13,273,933	$12,129,384	$11,721,947	$11,707,594	$11,165,592
Total capital, at period end (2)	$75,098,379	$71,768,406	$66,699,300	$61,923,345	$58,354,738	$57,589,034

Common Share Data
Basic earnings per share	$2.78	$4.23	$4.42	$3.34	$4.12	$3.92
Diluted earnings per share	$2.52	$3.82	$4.00	$3.02	$3.72	$3.54
Book value per common share, at period end	$92.50	$90.57	$86.39	$81.52	$79.30	$75.46
Weighted average common shares outstanding:
Basic	131,684,419	133,094,747	129,182,315	132,086,016	132,810,062	132,738,565
Diluted	148,745,798	149,722,654	145,923,131	148,899,406	149,945,896	149,417,369
Common shares outstanding, at period end (3)	144,748,090	145,129,095	145,693,021	146,303,331	147,021,508	145,163,510

Financial Ratios
Return on average common equity (annualized)	11.6%	18.3%	20.5%	15.8%	20.1%	20.1%
Adjusted pre-tax profit margin (4)	23.3%	35.3%	38.9%	32.7%	35.1%	36.1%
Pre-tax profit margin (5)	22.0%	33.7%	37.0%	31.3%	33.4%	34.4%
After-tax profit margin (6)	14.4%	22.3%	23.3%	20.6%	21.6%	23.5%
Compensation & benefits / Revenues, net of interest expense	49.0%	48.5%	43.6%	48.1%	48.8%	47.9%
Non-compensation / Revenues, net of interest expense	28.9%	17.8%	19.4%	20.5%	17.8%	17.7%

Financial Ratios (pro forma) (7)
Diluted earnings per share	$3.40	n/a	n/a	n/a	n/a	n/a
Return on average common equity (annualized)	15.6%	n/a	n/a	n/a	n/a	n/a
Adjusted pre-tax profit margin (4)	32.4%	n/a	n/a	n/a	n/a	n/a
Pre-tax profit margin (5) (8)	30.7%	n/a	n/a	n/a	n/a	n/a
After-tax profit margin (6) (8)	19.3%	n/a	n/a	n/a	n/a	n/a
Non-compensation / Revenues, net of interest expense (8)	20.3%	n/a	n/a	n/a	n/a	n/a

Other Data (in billions, except employees)
Margin debt balances, at period end	$108.4	$86.6	$78.6	$68.9	$72.7	$64.5
Margin debt balances, average for period	$95.4	$81.3	$72.0	$68.8	$68.4	$64.5
Customer short balances, at period end	$109.0	$95.1	$95.8	$85.6	$81.7	$78.1
Customer short balances, average for period	$101.9	$94.0	$90.0	$82.1	$80.2	$78.2
Securities borrowed, at period end	$65.4	$59.4	$57.6	$53.1	$52.1	$52.4
Securities borrowed, average for period	$66.6	$59.9	$57.6	$54.7	$54.8	$52.9
Free credit balances, at period end	$36.4	$37.1	$32.6	$36.5	$34.1	$30.6
Free credit balances, average for period	$38.0	$33.8	$34.4	$35.9	$30.8	$29.9
Assets under management, at period end	$59.8	$54.1	$52.5	$50.2	$47.9	$45.4
Employees, at period end	15,120	14,409	13,566	13,134	12,519	12,061

n/a - not applicable

(1) Represents net income reduced for preferred stock dividends and increased for costs related to the CAP Plan and the redemption of preferred stock.
For earnings per share, the costs related to the CAP Plan (net of tax) are added back as the shares related to the CAP Plan are included in weighted average common shares outstanding.
(2) Includes stockholders' equity and long-term borrowings.

(3) Represents shares used to calculate book value per common share.  Common shares outstanding include units issued under certain stock compensation plans which will be distributed as shares of common stock.

(4) Represents the ratio of income before both CAP Plan costs and provision for income taxes to revenues, net of interest expense.
(5) Represents the ratio of income before provision for income taxes to revenues, net of interest expense.
(6) Represents the ratio of net income to revenues, net of interest expense.

(7) Excludes the effect of the $227.5 million pre-tax non-cash charge related to the write down of intangible assets, representing goodwill and specialist rights of Bear Wagner Specialists taken in the quarter ended May 31, 2007.

(8) In addition to excluding the effect of the non-cash charge related to the write down of intangible assets, this ratio also excludes the effect of the reduction of $10 million in costs associated with the CAP Plan related to the write down of intangible assets.